EXHIBIT 21.1 LIST OF SUBSIDIARIES.


                     Subsidiary                        Jurisdiction of Formation
                     ----------                        -------------------------

Auldana Beach Pty Limited                                     Australia
Austar Entertainment Pty Limited                              Australia
Austar Retail Pty Limited                                     Australia
Austar Satellite Pty Limited                                  Australia
Austar Services Pty Limited                                   Australia
Carryton Pty Limited                                          Australia
Century United Programming Ventures Pty Limited               Australia
CTV Pty Limited                                               Australia
Dovevale Pty Limited                                          Australia
Grovern Pty Limited                                           Australia
Ilona Investments Pty Limited                                 Australia
Jacolyn Pty Limited                                           Australia
Keansburg Pty Limited                                         Australia
Kidillia Pty Limited                                          Australia
Kiwi Cable Company Limited                                    New Zealand
Lystervale Pty Limited                                        Australia
Maxi-Vu Pty Limited                                           Australia
Minorite Pty Limited                                          Australia
Orloff Pty Limited                                            Australia
Palara Vale Pty Limited                                       Australia
Saturn Communications Limited                                 New Zealand
Selectra Pty Limited                                          Australia
Societe Francaise des Communications et du Cable S.A.         France
STV Pty Limited                                               Australia
Telefenua S.A.                                                French Polynesia
UIH AML, Inc.                                                 Colorado
UIH Austar, Inc.                                              Colorado
UIH Austar Transponder, Inc.                                  Colorado
UIH Australia Holdings, Inc.                                  Colorado
UIH Australia/Pacific Finance, Inc.                           Colorado
UIH New Zealand Holdings, Inc.                                Colorado
UIH-SFCC, L.P.                                                Colorado
UIH-SFCC Holdings, L.P.                                       Colorado
UIH-SFCC II, Inc.                                             Colorado
UIH XYZ Holdings, Inc.                                        Colorado
United Wireless, Inc.                                         Colorado
United Wireless Pty Limited                                   Australia
Vermint Grove Pty Limited                                     Australia
Vinatech Pty Limited                                          Australia
Windytide Pty Limited                                         Australia
Xtek Bay Pty Limited                                          Australia
Yanover Pty Limited                                           Australia